Exhibit 24

Power of Attorney (Section 16 Filings)

Know all by these presents that the undersigned hereby constitutes and appoints Dejan Avramovic and Ross Dawson (each, an “Attorney-in-Fact”), the undersigned’s true and lawful attorneys-in-fact solely for the purpose of preparing, executing, and filing with the U.S. Securities and Exchange Commission (“SEC”) Forms 3, 4, 5, Form ID, and any related amendments in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, with the authority to:

1)	prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934;

2)	execute and file for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of XBP Global Holdings, Inc. (the “Company”), Forms 3, 4 and 5, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, or 5, Form ID or any amendment thereto, and timely file such form with the SEC and any stock exchange or similar authority.

The undersigned hereby grants to each of the foregoing Attorneys-in-Fact the authority to act singly, with full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, provided that such acts are limited to SEC Form ID, 3, 4, and 5 filings.

The undersigned acknowledges that the foregoing Attorneys-in-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys-in-Fact and to the Corporate Secretary of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 18th day of September 2025.

/s/ Par Chadha
Name:	Par Chadha
Title:	Director